Exhibit 10.1

IRREVOCABLE TRUST AGREEMENT

TO PROVIDE FOR CERTAIN POTENTIAL CLAIMS OF BE, INC.

THIS TRUST AGREEMENT, dated as of April 9, 2004, is made by and between BE, INC., as Grantor (the “Grantor”), WILMINGTON TRUST COMPANY, a Delaware banking corporation (in its individual capacity, the “Trust Company”, and not in its individual capacity but solely as Resident Trustee hereunder, the “Resident Trustee”) and Dan S. Johnston, an individual (in his individual capacity, “Johnston”, and not in his individual capacity but solely as Trustee hereunder, the “Trustee”) and their successors upon the terms and conditions set forth below.

Recitals:

WHEREAS, the liquidation, dissolution and winding up of the Grantor have been approved pursuant to a plan of liquidation in accordance with Delaware law;

WHEREAS, the Grantor may have a potential or a contingent tax obligation due the State of California (the “California Claim”), the exact amount of which cannot be determined;

WHEREAS, to close its business operations in the State of California, the Grantor must obtain a tax clearance certificate and provide for payment of any potential California Claim;

WHEREAS, Grantor wishes to form a Delaware statutory trust to provide for the payment of such of the California Claim as Trustee, in its sole discretion, shall recognize pursuant to the terms of this Agreement, or ultimately determined to be due and owing by a court of competent jurisdiction;

WHEREAS, Resident Trustee and Trustee have agreed to act pursuant to the terms of this Agreement and have agreed to hold the Trust Property (as hereinafter defined) in trust pursuant to the express terms of this Agreement;

NOW THEREFORE, with the intent to be legally bound hereby, the Grantor, Resident Trustee, and Trustee adopt the following Trust:

ARTICLE I

ORGANIZATION

1.01. Grantor hereby appoints the Trust Company to act as Resident Trustee hereunder and Johnston to act as Trustee hereunder and grants, assigns and delivers to Trustee and to the Resident Trustee, and each of the Trustee and the Resident Trustee hereby accepts, the property listed on Exhibit A (the “Trust Property”) which, together with all proceeds and income therefrom, are to be held by the Trustee or the Resident Trustee pursuant to the terms of this Agreement.

1.02. Name. The Trust created hereby shall be known as Be, Inc. California Claims Trust in which name the Trustee, and the Resident Trustee to the extent expressly provided herein, may conduct business, make and execute deeds, mortgages, leases, contracts and other instruments; acquire, invest, hold, pledge, mortgage, lease, assign, convey and transfer Trust Property, or other property; and sue and be sued.

1.03. Office. The office of the Trust shall be in care of Trustee or at such other address as the Trustee may designate.

1.04. Purposes and Powers. The purpose of the Trust is to engage in the following activities and only the following activities: (i) holding such Trust Property transferred to or otherwise acquired by it; (ii) administering, investing, reinvesting, and disposing of the Trust Property; (iii) determining the validity of the California Claim; (iv) to pay, compromise, litigate or otherwise settle the California Claim; (v) determining the validity of claims other than the California Claim; (vi) subject to the approval of the Court, to compromise, pay or litigate claims other than the California Claim; (vii) activities which are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith; (viii) to conduct its business, carry on its operations and have and exercise the powers granted to a Delaware statutory business trust in any state, territory, district or possession of the United States, or in any foreign country, that may be necessary, convenient or incidental to the accomplishment of the purposes of the Trust; (ix) to enter into, perform and carry out contracts of any kind necessary to, convenient to, or incidental to the accomplishment of the purposes of the Trust; (x) to sue and be sued, complain and defend, and participate in administrative or other proceedings, in its name; (xi) to appoint, hire, terminate and/or replace agents, employees and/or independent contractors of the Trust, and define their duties and fix their compensation; (xii) to make, execute, acknowledge and file any and all documents or instruments necessary, convenient or incidental to the accomplishment of the purposes of the Trust; (xiii) to make distributions to the Grantor, or, upon its dissolution and liquidation, to its Permitted Assignees (as hereinafter defined), but only after the California Claim has been fully resolved as herein provided; (xiv) to file and pay taxes on any and all income earned on the Trust Property.

1.05. Appointment of the Resident Trustee. The Grantor also appoints the Trust Company as Resident Trustee for purposes of satisfying the criteria of 12 Del. C. § 3807(a).

1.06. Declaration of Trust; Definitions. Each of the Trustee and the Resident Trustee hereby declares that it will hold the Trust Property in trust upon and subject to the conditions set forth herein. It is the intention of the parties hereto that the Trust constitutes a statutory trust under Chapter 38 of Title 12 of the Delaware Code. All capitalized terms herein are used as defined in Article IX of this Agreement. The parties further intend that the Trust qualify as an investment trust that is classified as a trust under Treasury Regulation § 301.7701-4(c), and it is neither the purpose nor the intent of the parties hereto to create a partnership, joint venture or association taxable as a corporation. In furtherance of the foregoing, the purpose of the Trust shall be to protect and conserve the trust estate, and the Trust shall not at any time engage in or carry on any kind of business or any kind of commercial or investment activity, except as provided in Section 4.02 hereof. In no event shall the Trustee, the Resident Trustee or any other Person have any power to vary the investments of the Trust or to substitute new investments or reinvest except in furtherance of the purpose of this Trust.

1.07. No Liability of Grantor, Trustee or Resident Trustee. Except as otherwise expressly provided for herein, no Grantor or Permitted Assignees shall be subject to any liability whatsoever to any Person in connection with the Trust Property or the acts, omissions, obligations or affairs of the Trust. Except as may be provided in Article VI, no trustee (including the Trustee and the Resident Trustee) shall be subject to any personal liability whatsoever to any Person in connection with the Trust Property or the acts, omissions, or obligations of the Grantor, or the acts, omissions, obligations or affairs of the Trust.

1.08. Situs of Trust. The Trust will be located and administered at the offices of the Trustee or the Resident Trustee and at such other locations as the Trustee, in its sole discretion, shall determine. The Trustee and the Resident Trustee may maintain one or more bank accounts at such locations as the Trustee and the Resident Trustee determine for receipts and disbursements of income and principal of the Trust.

ARTICLE II

RESTRICTIONS ON TRANSFER

2.01. Spendthrift. Except as provided below, the interest of the Grantor in either the income or the Trust Property of the Trust shall not be alienated in any manner, assigned, encumbered, or transferred, in whole or in part, by the Grantor without the express written consent of the Trustee, which consent may be given or withheld in Trustee’s sole and absolute discretion. Grantor’s interest in the Trust shall be exempt from execution, attachment, distress for rent, and other legal or equitable process which may be instituted by or on behalf of any creditor or assignee of Grantor. Notwithstanding the foregoing, upon the completion of the dissolution and liquidation of the Grantor, Grantor’s contingent interest to receive the Trust Property after resolution of the California Claim may be assigned to the Permitted Assignees provided that the Grantor notifies the Trustee (i) that it has fully dissolved and liquidated and (ii) of the names, addresses, federal identification numbers, and percentage interest of the Permitted Assignees.

ARTICLE III

INVESTMENT AND APPLICATION OF TRUST FUNDS

3.01. Application of Income and Principal.

(a) Income with respect to and proceeds of Trust Property as well as Trust Property itself held by the Trustee shall be applied by the Trustee in the following order:

(i) first, to pay any amounts due to the Trustee or Resident Trustee in its individual capacity under this Agreement;

(ii) second, to pay any other expenses of the Trust, including federal and state income taxes on the income generated by the Trust Property, and the retention of advisors to assist in determining or litigating the California Claim;

(iii) third, to pay the expenses of the Trust, including its advisors, incurred in investigating, responding to or litigating claims, other than the California Claim, that might be asserted against the Trust, notwithstanding that such claims may have been barred, were not suspected or known and were not reasonably anticipated at the time of the Trust’s formation; and

(iv) fourth, to pay or fund a reserve to pay, the expenses associated with the distribution of the trust property to Grantor or Permitted Assignees.

(b) Income and proceeds with respect to the Trust Property held by the Trustee as well as Trust Property itself after the application of funds pursuant to Section 3.01(a) shall be applied in the following order:

(i) first, to pay the State of California in satisfaction of the California Claim in such amount as the Trustee, in its sole and absolute discretion, shall determine is appropriate, or as a court of competent jurisdiction shall finally determine;

(ii) second, to pay Claimants other than the State of California, if any, in satisfaction of claims in such amount as the Trustee shall determine is appropriate, but only after application to and approval from the Court to permit such payment; and

(iii) third, after resolution and payment of the California Claim and thereafter, any other claims that may be approved by the Court, payment shall be made to the Grantor or, if Grantor has been fully dissolved and liquidated, to the Permitted Assignees.

3.02. No Segregation of Moneys; No Interest. Subject to Section 3.01, moneys received by the Trustee or the Resident Trustee hereunder need not be segregated in any manner except to the extent required by law and may be deposited under such general conditions as may be prescribed by law, and neither the Trustee nor the Resident Trustee shall be liable for any interest thereon.

ARTICLE IV

AUTHORITY AND DUTIES OF THE TRUSTEE AND THE RESIDENT TRUSTEE

4.01. General Authority. Each of the Trustee and the Resident Trustee is authorized to take all actions required or permitted to be taken by it pursuant to the terms of this Agreement.

4.02. Specific Authority. Without limiting the Trustee’s general authority, the Trustee is hereby authorized and directed to take the following actions:

(a)	To retain any and all real property, partnership interests, stocks, bonds, notes, securities and/or other property constituting the original Trust Property or added thereto, without personal liability on the part of the Trustee for any decrease in value thereof;

(b)	To sell at public or private sale, exchange for like or unlike property, grant and convey, lease, assign or transfer, for terms longer or shorter than this Trust, borrow money and pledge or mortgage, as security therefore, any or all property, real or personal, or any interest therein, held as part of the Trust Property;

(c)	To invest any money available for investment in such real estate, partnership interests, stocks, bonds, notes, securities and/or other property as may be deemed by the Trustee appropriate, irrespective of the rules of investment applying to trustees under any present or future laws of the State of Delaware or elsewhere and without any duty on the part of Trustee to diversify investments;

(d)	To vote directly or by proxy any shares of stock, partnership interests, bonds or other securities held hereunder;

(e)	To accept from time to time additions of real or personal property to the Trust Property in such amount or amounts as Trustee may determine to be desirable;

(f)	To determine whether expenses and other disbursements, including any expenses in connection with the operation, maintenance, improvement and protection of any Trust Property, shall be charged against principal, income, or partly against principal and partly against income, and such determination shall be conclusive upon all Persons;

(g)	To rely upon such information with respect to assignment, heirship, relationship, survivorship, identity or any other fact, relative to determining to whom any Trust Property and/or the income therefrom shall be paid or distributed, as Trustee shall reasonably believe is correct, without any personal liability for so doing;

(h)	To retain any and all property constituting the Trust Property undivided, if more convenient to do so, until physical division becomes necessary in order to make any distribution therefrom and, until such division is made, to allocate to each share of the Trust Property its proportionate part of the receipts and expenses;

(i)	To retain any and all property constituting the Trust Property, or a part hereof, in bearer form or in its own name or in the name of its nominee or nominees, without disclosing its fiduciary capacity; and Trustee’s personal liability shall be neither increased nor decreased thereby;

(j)	To make any division or distribution of the Trust Property herein provided for in cash or in kind, or partly in cash and partly in kind, and to value and apportion the property to be so divided or distributed, which valuation and apportionment shall be final and conclusive upon all Persons;

(k)	To operate and manage such business as shall constitute part of the Trust Property and shall be authorized to take any and all actions necessary to duly constitute such business and maintain its status, or change its status or operation as Trustee shall deem appropriate;

(l)	To retain accountants, legal counsel and other professional advisors and to pay for the same out of the Trust Property without diminution of compensation otherwise payable to it;

(m)	To defend or settle the California Claim as Trustee, in its sole discretion, shall determine to be appropriate and to pay, discharge or otherwise satisfy the California Claim; and

(n)	To defend or settle claims other than the California Claim as Trustee shall determine to be appropriate and to pay, discharge or otherwise satisfy such other claims, but only after application to and approval from the Court to permit such payment or actions.

4.03. General Duties. It shall be the duty of the Trustee to discharge (or cause to be discharged) all of its responsibilities pursuant to the terms of this Agreement and to administer the Trust in accordance with the terms hereof.

4.04. Accounting and Reports to the Grantor, the Internal Revenue Service and Others.

(a) The Trustee shall (i) maintain or cause to be maintained the books of the Trust on a calendar year basis and on the cash method of accounting, (ii) deliver to the Grantor, within 60 days of the end of each Fiscal Year, or more often, as may be required by the Code and the regulations thereunder, a copy of the annual financial statement of the Trust for such Fiscal Year and a statement in such form and containing such information as may be required by such regulations, (iii) file such tax returns relating to the Trust, and make such elections, as required under any applicable state or federal statute or rule or regulation thereunder, (iv) cause such tax returns to be signed in the matter required by law, (v) cause to be paid from Trust Property or the income therefrom any and all federal, state and local income taxes due relating to the tax returns of the Trust, and (vi) cause to be mailed to the Grantor copies of all such reports and tax returns of the Trust.

(b) The Trustee shall furnish to the Grantor, promptly upon receipt thereof, duplicates or copies of all material reports, notices, demands, certificates, financial statements and any other instruments furnished to the Trustee hereunder.

4.05. Signature of Returns. The Trustee shall sign on behalf of the Trust the tax returns and other periodic filings of the Trust which are not required by the express terms of this Agreement to be executed by the Resident Trustee.

4.06. No Duties Except as Specified in this Agreement. Neither the Trustee nor the Resident Trustee shall have any duty or obligation to manage, make any payment in respect of, register, record, sell, dispose of or otherwise deal with the Trust Property, or to otherwise take or refrain from taking any action under, or in connection with, any document contemplated hereby to which the Trust, the Trustee or the Resident Trustee is or becomes a party, except as expressly provided by the terms of this Agreement and no implied duties or obligations shall be read into this Agreement against the Trustee or the Resident Trustee.

4.07. No Action Except under Specified Documents. Neither the Trustee nor the Resident Trustee shall manage, control, use, sell, dispose of or otherwise deal with any part of the Trust Property except in accordance with the powers granted to and the authority conferred upon the Trustee or the Resident Trustee pursuant to this Agreement.

4.08. Responsibilities of Resident Trustee. The Resident Trustee is hereby authorized and directed to take the following actions:

(a) To invest any money constituting part of the Trust Property held by the Resident Trustee in such real estate, partnership interests, stocks, bonds, notes, securities and/or other property as the Resident Trustee may be directed in writing by the Trustee, and in the absence of written instructions from the Trustee, the Resident Trustee shall invest such moneys in the service class shares of the U.S. Government Portfolio of the Wilmington Funds, a mutual fund managed by Rodney Square Management Corporation, a subsidiary of the Trust Company. The parties acknowledge that shares in this mutual fund are not obligations of the Trust Company, are not deposits and are not insured by the FDIC. The Trust Company or its affiliates are compensated by this mutual fund for services rendered in its capacity as investment advisor, custodian and/or transfer agent; the Trust Company, or its affiliates, are also compensated by these mutual funds for providing shareholder services; and such compensation is both described in detail in the prospectus for the fund, and is in addition to the compensation, if any, paid to the Trust Company in its capacity as the Resident Trustee hereunder. The investment directions set forth above are to be followed by the Resident Trustee irrespective of the rules of investment applying to trustees under any present or future laws of the State of Delaware or elsewhere and without any duty on the part of the Resident Trustee to diversify investments.

(b) After the California Claim has been fully resolved as provided herein, to make such distributions of Trust Property to the Grantor, or, subsequent to its dissolution and liquidation, to its Permitted Assignees, as it shall be directed in writing by the Trustee. For the avoidance of doubt, upon the execution of this Agreement, the Trustee shall provide the Resident Trustee with the name, address and social security number of each Permitted Assignee in the form requested by the Resident Trustee.

(c) To cause to be prepared at the expense of the Trust and deliver to the Grantor, or after the dissolution and liquidation of the Grantor, each Permitted Assignee, within 60 days of the end of the Fiscal Year in which the distribution is made by the Resident Trustee pursuant to Section 4.08(b), a report on Form K-1 reflecting such distribution with respect to the Grantor, or each Permitted Assignee, as the case may be, during such Fiscal Year.

(d) To cause to be prepared at the expense of the Trust, to execute and to cause to be filed such tax returns relating to the Trust as may be required under any applicable state or federal statute or rule or regulation thereunder.

(e) To open a checking account in the name of the Trust at Wilmington Trust Company and to make such transfers to such account from the proceeds of the moneys invested by the Resident Trustee pursuant to section 4.08(a) of this Agreement as the Resident Trustee may from time to time be directed in writing by the Trustee.

ARTICLE V

LIMITATIONS ON THE TRUSTEE’S AND RESIDENT TRUSTEES’S LIABILITY

5.01. Acceptance of Trusts and Duties. Each of the Trustee and the Resident Trustee accepts the trusts hereby created and agrees to perform its duties hereunder with respect to the same but only upon the terms of this Agreement. Neither the Trustee nor the Resident Trustee shall be personally liable under any circumstances, except the Trustee and the Resident Trustee shall be liable to the Trust for its own willful misconduct or gross negligence. In particular, but not by way of limitation:

(a) Neither the Trustee nor the Resident Trustee shall be personally liable with respect to any action taken or omitted to be taken by the Trustee or the Resident Trustee in good faith in accordance with the terms of this Agreement;

(b) Under no circumstance shall the Trustee or the Resident Trustee be personally liable for any indebtedness of the Trust or the Grantor; and

(c) Neither the Trustee nor the Resident Trustee shall be personally responsible for or in respect of the validity or sufficiency of this Agreement or for the due execution hereof by the Grantor, or for the form, character, genuineness, sufficiency, value or validity of any trust property.

5.02. Reliance; Advice of Counsel.

(a) Neither the Trustee nor the Resident Trustee shall incur any personal liability to anyone in relying upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond or other document or paper believed by it to be genuine and believed by it to be signed by the proper party or parties.

(b) In the exercise or administration of the trusts hereunder and in the performance of its duties and obligations each of the Trustee and the Resident Trustee (i) may act directly or, at the expense of the Trust, through agents or attorneys pursuant to agreements entered into with any of them, and the Trustee shall not be personally liable for the fault or misconduct of such agents or attorneys if such agents or attorneys shall have been selected by the Trustee or the Resident Trustee with reasonable care; and (ii) may, at the expense of the Trust, consult with counsel, accountants and other skilled persons to be selected with reasonable care and employed by Trustee or the Resident Trustee, and neither the Trustee nor the Resident Trustee shall be personally liable for anything done, committed or omitted in good faith by it in accordance with the advice or opinion of any such counsel, accountants or other skilled persons.

5.03. Not Acting in Individual Capacity. In accepting the Trusts hereby created each of the Trustee and the Resident Trustee acts solely as trustee hereunder and not in its individual capacity, and all Persons having any claim against the Trustee or the Resident Trustee by reason of the transactions contemplated by this Agreement shall look only to the Trust Property for payment or satisfaction thereof.

ARTICLE VI

COMPENSATION OF TRUSTEE

6.01. Fees and Expenses. (a) The Trustee in its individual capacity shall receive compensation for its services at its customary rate. The Trustee shall be entitled to be reimbursed in its individual capacity for its reasonable expenses hereunder, including, without limitation, the reasonable compensation, expenses and disbursements of such agents, representatives, experts and counsel as the Trustee may employ in connection with the exercise and performance of its rights and duties under this Agreement.

(b) The Resident Trustee in its individual capacity shall receive the following compensation for acting as Resident Trustee hereunder: (i) an initial fee payable upon the execution of this Agreement by the parties hereto in the amount of $1,500, (ii) an annual fee payable upon the execution of this Agreement by the parties hereto and upon each anniversary thereof until the Trust has been dissolved and terminated in the amount of $5,000, and (iii) a distribution fee in the amount of $10.00 for each individual distribution made by the Resident Trustee to the Grantor or to any Permitted Assignee pursuant to Section 4.08(b). In addition, the Resident Trustee shall be entitled to be reimbursed in its individual capacity for its reasonable expenses hereunder, including, without limitation, the reasonable compensation, expenses and disbursements of such agents, representatives, experts and counsel as the Resident Trustee may employ in connection with the exercise and performance of its rights and duties under this Agreement.

6.02. Indemnification. The Grantor and upon the dissolution and liquidation of the Grantor, the Permitted Assignees shall be liable for, and hereby agrees to indemnify the Trustee in its individual capacity and the Resident Trustee in its individual capacity and their respective successors, assigns, agents and servants, from and against, any and all liabilities, obligations, losses, damages, taxes, claims, actions, suits, costs, expenses and disbursements (including without limitation, legal fees and expenses) of any kind and nature whatsoever (collectively, “Expenses”) which may be imposed on, incurred by or asserted at any time against the Trustee (as such or in its individual capacity) and/or the Resident Trustee (as such or in its individual capacity) (whether or not indemnified against by other parties) in any way relating to or arising out of this Agreement, the administration of the Trust Property or the action or inaction of the Trustee and/or the Resident Trustee hereunder, except only that the Grantor and Permitted Assignees shall not be required to indemnify the Trustee or Resident Trustee for Expenses arising or resulting from such trustee’s own gross negligence or willful malfeasance. The indemnities contained in this Section 6.02 shall survive the termination of this Agreement and the resignation or removal of the Trustee and the Resident Trustee. The indemnities contained in this Section 6.02 extend only to the Trustee and the Resident Trustee, each in its individual capacity, and shall not be construed as indemnities of the Trust Property.

6.03. Payments to the Trustees. Any amounts paid to the Trustee or Resident Trustee from the Trust Property pursuant to this Article VI shall be deemed not to be part of the Trust Property immediately after such payment.

ARTICLE VII

SUCCESSOR TRUSTEES AND ADDITIONAL TRUSTEES

7.01. Resignation of Trustee; Appointment of Successor.

(a) Any trustee of the Trust, including the Resident Trustee, may resign at any time by giving at least 10 days prior written notice to the Grantor or, upon the complete dissolution and liquidation of the Grantor, to the Permitted Assignees, and the successor Trustee herein appointed. The Trustee originally appointed shall have the power and authority to appoint a successor Trustee by executing a written designation of a Trustee, and any successor appointed herein shall have the power and authority to appoint a successor Trustee by executing a written designation of a Trustee. In the event of the resignation, death or bankruptcy of the Trustee, or any successor to the Trustee, the successor appointed pursuant to the preceding sentence shall act as Trustee. If a successor Trustee shall not have been appointed as provided above, the Resident Trustee shall either appoint a successor Trustee or apply to any court of competent jurisdiction to appoint a successor Trustee.

(b) Any successor Trustee, however appointed, shall execute and deliver to the predecessor Trustee an instrument accepting such appointment, and thereupon such successor Trustee, without further act, shall become vested with all the estates, properties, rights, powers, duties and trust of the predecessor Trustee in the trusts hereunder with like effect as if originally named the Trustee herein; but nevertheless, upon the written request of such successor Trustee, such predecessor Trustee shall execute and deliver an instrument transferring to such successor Trustee, upon the trusts herein expressed, all the estates, properties, rights, powers, duties and trusts of such predecessor Trustee, and such predecessor Trustee shall duly assign, transfer, deliver and pay over to such successor Trustee all moneys or other property then held or subsequently received by such predecessor Trustee upon the trusts herein expressed.

(c) Any successor Resident Trustee must either be a Delaware resident, if it is a natural person, or must have its principal place of business in Delaware, if it is not a natural person.

7.02. Appointment of Additional Trustees. At any time or times for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Property may at the time be located, the Trustee, by an instrument in writing, may appoint one or more Persons to act as co-trustee(s) or separate trustee or separate trustees of all or any part of the Trust Property to the full extent that local law makes it necessary or appropriate for such co-trustee(s) or separate trustee or separate trustees to act alone.

ARTICLE VIII

TERMINATION OF TRUST

8.01. Termination of Trust.

The Trust created hereby shall be terminated and the Trust Property, if any, shall be distributed to the Grantor or, if Grantor has been fully dissolved and liquidated, to the Permitted Assignees, and shall be of no further force or effect upon: (i) the full and complete resolution of the California Claim, by way of settlement or litigation, and receipt of the tax clearance certificate from the State of California, and (ii) subject to Court approval and the availability of Trust Property following resolution of the California Claim, the full and complete resolution of claims other than the California Claim or satisfaction of so much of the other claims as the remaining Trust Property permits. If the State of California does not assert the California Claim, the Trust shall terminate not later than four years after the filing of the final tax return of Grantor, in accordance with Cal. Rev. & Tax Code § 19057, as amended, unless approval of the Court is granted to further extend the life of the Trust for good cause.

Notwithstanding anything herein to the contrary, this Trust shall not be terminated without providing the State of California 30 days advanced written notice of the intent to terminate unless a tax clearance certificate has earlier been issued to the Grantor, in which case it may be terminated without further notice to the State of California.

8.02. No Partition. The bankruptcy, insolvency, or dissolution of the Grantor shall not terminate this Agreement, nor entitle such Grantor’s creditors or assignees to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the Trust Property, nor otherwise affect the rights, obligations and liabilities of the parties hereto.

8.03. No Termination by Grantor. Except as otherwise provided herein, the Grantor shall not be entitled to terminate or revoke the Trust established hereunder.

ARTICLE IX

DEFINITIONS

9.01. Capitalized Terms. For all purposes of this Agreement, the following terms shall have the meaning set forth below:

“Agreement” means this Trust Agreement, as it may be amended from time to time.

“Code” means the Internal Revenue Code of 1986, as it may be amended from time to time and as it may be interpreted under regulations promulgated by the Treasury Department.

“Court” means the Court of Chancery of the State of Delaware.

“Delaware Act” means the Delaware Business Trust Act, 12 Del. C. § 3801, et seq., as the same may be amended from time to time.

“Fiscal Year” means the calendar year from each January 1 to the following December 31.

“Grantor” means Be, Inc., who will transfer assets to the Trust for purposes of forming the Trust.

“Periodic Filings” means any filings or submissions that the Trust is required to make with any state or federal regulatory agency or under the Code.

“Permitted Assignees” means the record shareholders of Be, Inc. at such time as the dissolution and complete liquidation of Be, Inc has been accomplished.

“Person” means any individual, corporation, partnership, business trust, limited liability company, trust, or other entity.

“Resident Trustee” means the Trust Company and any other Person serving as successor Resident Trustee(s) hereunder.

“Trust” means the Delaware statutory trust established by this Agreement.

“Trust Property” means all right, title and interest of the Trust or the Trustee in and to any property contributed to the Trust by the Grantor or otherwise acquired by the Trust, from time to time, including without limitation all distributions, payments or proceeds thereon.

“Trustee” means Johnston and any Person serving as successor Trustee(s) hereunder.

ARTICLE X

MISCELLANEOUS

10.01. Supplements and Amendments. This Agreement may not be amended except (a) with the prior written consent of each of the Trustee, the Resident Trustee, the Grantor (or, after the dissolution and liquidation of the Grantor, each Permitted Assignee) and the State of California, or (b) pursuant to an order of the Court.

10.02. No Legal Title to Trust Property in Grantor. The Grantor shall not have legal title to any part of the Trust Property or any interest in specific Trust Property.

10.03. Pledge of Collateral by Trustee is Binding. The pledge of any Trust Property to any Person by the Trustee made pursuant to the terms of this Agreement shall bind the Grantor and the Permitted Assignees and shall be effective to transfer or convey the rights of the Trustee in and to such Trust Property to the extent set forth in such agreement. No purchaser or other grantee shall be required to inquire as to the authorization, necessity, expediency or regularity of such pledge or as to the application of any proceeds with respect thereto by the Trustee.

10.04. Limitations on Rights of Others. Nothing in this Agreement, whether express or implied, shall be construed to give to any Person other than the Trustee, the Resident Trustee and the Grantor and its Permitted Assignees any legal or equitable right, remedy or claim in the Trust Property or under or in respect of this Agreement or any covenants, conditions or provisions contained herein; provided, however, that this Trust has been created to satisfy the California Claim and the State of California may petition the Court to prohibit the termination of this Trust, if the State of California reasonably believes the California Claim has not been fully resolved.

10.05. Notices. Unless otherwise expressly specified or permitted by the terms hereof, all notices shall be in writing and delivered by hand, facsimile, electronic mail, or mailed by certified mail, postage prepaid, if to the Trustee, addressed to: Be Incorporated, P.O. Box 391420, Mountain View, CA 94039-1420, Attention: Dan S. Johnston, President (or by email to danj@beincorporated.com with telephone confirmation at 650-965-4842); if to the Resident Trustee, addressed to Wilmington Trust Company, Rodney Square North, 1100 N. Market Street, Wilmington, DE 19890-0001, Attention: Corporate Custody (or by email to mpulgini@wilmingtontrust.com with telephone confirmation at 302-636-6450); if to Grantor, addressed to: Be Incorporated, P.O. Box 391420, Mountain View, CA 94039-1420, Attention: Dan S. Johnston, President (or by email to danj@beincorporated.com with telephone confirmation at 650-965-4842), and if to the State of California, addressed to: Document Filing Support Unit, Secretary of State- Business Filings, 1500 11th Street, 3rd Floor, Sacramento, CA 95814, Attention: Legal Review Unit, or to such other address as the Trustee, the Resident Trustee, the Grantor or the State of California may have set forth in a written notice to each of the other parties hereto. Whenever any notice in writing is required or permitted it shall be deemed given and such requirement satisfied upon the earlier of actual receipt thereof or 72 hours after such notice is mailed by certified mail, postage prepaid, addressed as provided above.

10.06. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

10.07. Separate Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

10.08. Successors and Assigns. All covenants and agreements contained herein shall be binding upon, and inure to the benefit of, the Trustee and its successors and assigns, the Resident Trustee and its successors and assigns and the Grantor and its Permitted Assignees.

10.09. Right of Grantor. Upon the execution of this Trust Agreement and transfer of the Trust Property to the Trust, Grantor shall have no further right, duty, or obligation with respect to the Trust or the Trust Property.

10.10. Interpretation. The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof. The singular and plural, and tenses and genders, shall be interchangeable as the context reasonably requires. This Agreement constitutes the parties’ full and final understanding and agreement with respect to the Trust, there being no oral or written understanding, representation, assumption, condition, promise or agreement binding or effective between the parties except as set forth herein. No subsequent course of dealing, reliance, oral understanding or other conduct or circumstance shall amend this Agreement or constitute a waiver, abandonment, or estoppel to assert, any rights hereunder.

10.11. Governing Law. This Agreement shall in all respects be governed by and construed in accordance with, the laws of the State of Delaware (excluding conflict of law rules), including all matters of construction, validity and performance.

IN WITNESS WHEREOF, the Trustee and the Resident Trustee each has caused this Trust Agreement to be duly executed by its officer hereunto duly authorized, and the Grantor has executed separate signature pages, attached hereto, all as of the day and year first above written.

GRANTOR:

BE, INC.

By:	/s/ Dan S. Johnston
Name:	Dan S. Johnston
Title:	President

TRUSTEE:

DAN S. JOHNSTON

By:	/s/ Dan S. Johnston
Name:	Dan S. Johnston
Title:

RESIDENT TRUSTEE: WILMINGTON TRUST COMPANY

By:	/s/ Margaret Pulgini
Name:	Margaret Pulgini
Title:	Vice President

EXHIBIT A

Trust Property

$2,500,000